As filed with the Securities and Exchange Commission on
             -------------------------------------------------------
                                File # 333-108574
       -----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           -----------------------
                                 FORM SB-2
                                 AMENDMENT NO. 1


                             REGISTRATION STATEMENT
                                    Under the
                           SECURITIES ACT OF 1933
                           ----------------------

                         UP & DOWN VIDEO, INC.
                 (Name of Small Business Issuer in its Charter)

      Delaware                          7310                  01-0576098
- --------------------------------   -----------------       -------------
  (State or other Jurisdiction     (Primary Standard        (IRS Employer
of Incorporation or Organization)   Industrial                ID No.)
                                    Classification
                                    Code Number)

                        UP & DOWN VIDEO, INC.
                             4190 Bonita Road, #105
                            Bonita, California 91902
                    (619) 267-0450 Fax: (619) 267-0452
                 --------------------------------------------
                 (Address of Principal Place of Business or
                     Intended Principal Place of Business)

                           Eugene Hill
                        UP & DOWN VIDEO, INC.
                         8624 Golden Ridge Rd.
                         Lakeside,  CA  92040
                    (619) 334-1739 Fax: (619) 443-7206
---------------------------------------------------------
          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                          Copies of Communications to:
                             EFM Venture Group, Inc.
                             4190 Bonita Road, #105
                                Bonita, CA 91902
                       (619) 479-2809 Fax: (619) 421-2653

Approximate date of commencement of proposed sale to the public. As soon as possible after this Registration Statement is effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


Title of         Amount        Proposed            Proposed    Amount of
Securities       to be         Maximum Offering    Maximum     Registration
to Be            Registered    Price Per           Aggregate   Fee
Registered                      Share              Offering
                                                   Price


Common Stock     500,000       NA                  NA          $0.02(1)

(1) Calculated pursuant to Rule 457 (f).
                           -----------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.

                                 500,000 SHARES
                                       of
                              UP & DOWN VIDEO, INC.

                                  COMMON STOCK

All of the shares of Up & Down Video, Inc. ("the Company") offered hereby are being offered by Travers International, Inc. Travers International, Inc., the selling shareholder, owns 500,000 shares of the common stock of Up & Down
Video, Inc., a Delaware Corporation. Travers International, Inc. will distribute to its shareholders approximately 500,000 shares of its Up & Down Video common stock (see "Distribution"). The distribution will be made to holders of record of Travers International, Inc. stock as of the close of business on July 31, 2003 on the basis of one share of Up & Down Video's common stock for each one share of Travers International, Inc. common stock held. Preferred Class A shares of Travers will receive twenty shares of Up & Down Video common stock for each share of Travers Preferred Class A stock. The 500,000 shares of the common stock distributed to Travers International, Inc. shareholders will represent approximately 5.8 percent of all the issued and outstanding shares of the common stock of the Company. Travers International, Inc. acquired the 500,000 shares of the common stock of Up & Down Video on December 7, 2001 for $50. After the distribution, two shareholders of Up & Down Video will control approximately
94% of the outstanding common stock.

Neither Up & Down Video nor Travers will receive any proceeds since no consideration will be paid in connection with the distribution of these shares.


- ------------------------------------------------------------------------

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.


- ------------------------------------------------------------------------
These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain a loss of their entire investment. ( See "Risk Factors" on Page 7.)
--------------------------------------------------------------------------
Affiliates of the Company (as that term is defined in the Securities Act of 1933 as amended) will not be able to sell common stock of the Company, received in the distribution, after the 90 day period subsequent to the date of this Prospectus, unless and until such shares are again registered under another effective registration statement, or unless such sales are made pursuant to an exemption from registration.


Shares being distributed are limited to those shareholders of Travers International, Inc. residing in California and to non-United States residents.

For purposes of qualifying pursuant to a Registration Statement filed on Form SB-2, the Company has placed an aggregate value on the 500,000 Shares of $184 or $0.000366 per Share (see "Determination of offering price'),

Travers International, Inc. may be considered a statutory underwriter.

The date of this Prospectus is January 15, 2004


Up & Down Video is not currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934, but will be subject to such requirements after the distribution. It is the intention of Up & Down Video to send to each of its shareholders an Annual Report containing certified financial statements following the end of each fiscal year.

                                TABLE OF CONTENTS

     PROSPECTUS SUMMARY .........................................  5
     OUR COMPANY ................................................  6
     THE OFFERING ...............................................  6
     SUMMARY FINANCIAL STATUS ...................................  7
     RISK FACTORS ...............................................  7
     THE DISTRIBUTION ........................................... 11
     LIABILITY .................................................. 14
     MANAGEMENT'S DISCUSSION AND ANALYSIS ....................... 16
     BUSINESS ................................................... 18
     MANAGEMENT ................................................. 19
     PRINCIPLE SHAREHOLDERS ..................................... 20
     CERTAIN TRANSACTIONS ....................................... 21
     DESCRIPTION OF SECURITIES .................................. 21
     PENNY STOCK RULES .......................................... 22
     LEGAL MATTERS .............................................. 24
     EXPERTS .................................................... 24
     FINANCIAL STATEMENTS ....................................... 25
     INFORMATION NOT REQUIRED IN PROSPECTUS ..................... 79

                               PROSPECTUS SUMMARY

This entire prospectus and our consolidated financial statements and related notes should be read carefully. There is more detailed information other places in the prospectus. Unless the context requires otherwise, 'we', 'us', 'our' and similar terms refer to Up & Down Video, Inc.

                                   Our Company


Up & Down Video was incorporated in Delaware on December 6, 2001. Our address and telephone numbers are 8624 Golden Ridge Rd. Lakeside, CA 92040; (619) 334-1739, Fax (619) 443-7206. Up & Down Video has developed the concept of an advertising service for businesses within a more-than-one story office building to display promotional advertising on a TV monitor inside the building's elevator. A TV screen mounted inside a passenger elevator has an immediate captive audience and the advertising would principally be for businesses or professional offices within that building. Only a test installation has taken place.


Up & Down Video's service is not yet commercially available.


                                  The Offering

Securities Offered(1)               This prospectus covers
                                    the distribution of 500,000
                                    shares of common stock by
                                    Travers International, Inc., Inc.
                                    which constitutes approximately 5.8% of
                                    the common stock.


The distribution will be made to holders of record of Travers International, Inc. stock as of the close of business on July 31, 2003 on the basis of one share of Up & Down Video's common stock for each one share of Travers International, Inc. common stock held. Preferred Class A shares of Travers will receive twenty shares of Up & Down Video common stock for each share of Travers Preferred Class A stock.


Number of Shares of Common Stock:
Outstanding                         8,520,000 shares

Risk Factors:                       The shares of the common stock
                                    involve a high degree of risk. Holders
                                    should review careful and consider the
                                    factors described "Risk Factors."

                          Summary Financial Information

The following tables set forth for the periods indicated selected financial information for Up & Down Video, Inc.


SUMMARY BALANCE SHEET DATA:               September 30    December 31
                                            2003            2002

Current Assets:                           $  2,852        $   553
Other Assets:                             $      0        $     0
Total Assets:                             $  2,852        $   553

Total Liabilities:                        $    800        $     0
Shareholders Equity                       $  2,053        $   553



                      SUMMARY STATEMENT OF OPERATIONS DATA
                                       Nine months      For the Period
                                       ended                from
                                       September 30,    December 6,2001
                                       2003            (Inception) to
                                                        December 31, 2002


Total Income                           $ 0              $      0
Net Loss                               $3,501           $  1,787


Up & Down Video has been in the development stage since December 6, 2001 and has been actively involved in the development of its services and studying marketing potential.

 ---------------------------------------------------------------------

                                  RISK FACTORS

Purchasers of Up & Down Video's common stock and recipients of the Distribution described here should carefully consider the following factors, which make Up and Down Video's common stock a high risk security.


(1) Up & Down Video is a start up company and subject to all the risks of a new business thus risks to the investor.


The company is very small and only recently has it begun exploring development of this service and its desirability for advertisers. Since this is a new concept very little is known of its feasibility or potential revenues. Because we are just starting the development the investor is at risk that this new business will not be able to make a profit or take a very long time to accomplish that.


(2) Lack of experience in the advertising business may result in unsatisfactory management resulting in little or no profits.


No history in operating an advertising service may risk investor funds due to the inexperience of the officers and directors who are making business decisions. This lack of experience may result in an inability to run a successful business. There is no assurance that Up & Down Video will ever produce earnings. (See "Business" and "Management.")


(3) Additional funds may be needed and may not be able to be raised resulting in the company being unable to operate.


Without additional capital the original investor funds may be at risk. The balance sheet for the year ended December 31, 2002, shows a stockholder's equity of only $553 and working capital of only $553. Since June 1, 2003 a major shareholder, EFM Venture Group, Inc., has contributed $11,500 to the capital of Up & Down Video. We estimate sufficient funds for approximately twelve months of current operations. Thus, we may need to raise additional capital and there is no assurance that we will be able to raise sufficient for continuing needs. While Up & Down Video intends to sell its services to existing office buildings in the San Diego County area and will have minimal related costs, there is no assurance of sufficient advertising revenues to make a viable business. There can be no assurance that we will be successful in achieving the objectives. The management of Up & Down intends to pursue its business plan fully, but if the business proves unfeasible or sufficient monies cannot be raised the company's management and major shareholders may pursue a new business plan or partner with another company if they feel it is in the best interests of the shareholders. The minority shareholders will not have a vote in this decision. As of this date Up & Down Video is only a concept with an experimental location. Contracts have been signed with the building manager and one of the businesses in that building, but there can be no assurance that other locations or advertisers can be found.

(4) Our service may have no market interest, result in few sales and therefore no profits.


With little or no sales the company may not be able to continue operation. The proposed marketing of our service has inherent risks. It is a new and untried service with a possibly limited market. We cannot accurately predict the acceptance of the service or the time frame in which any sales will be made.

We have surveyed the market to get an indication of the potential but the results are unpredictable at this time.


(5) Other companies better funded and more experienced in advertising, may create insurmountable competition.


Up & Down Video considers its "market" to be larger office buildings in the downtown as well as suburban San Diego County. UP and Down will be operating in a business field where the competing companies could be much larger and more experienced in the advertising business and much better at predicting consumer interests. A competing service may reduce the desirability of our service. Also, because other established advertising companies will likely have much larger amounts of capital than we have, we may find it very difficult to infuse enough money to compete and make a profit.
 (See "Competition").


(6) Prototype and contracts involve only one location with no assurance of the company's ability to expand to a viable business.


We have secured only one office building to date and may not be able to interest other office buildings is such a service. The cost to the businesses for the advertising may not be reasonable for them or of sufficient exposure. Up & Down Video will rely, at least initially, on its own soliciting of advertisers and may not have sufficient experience to accomplish any sizeable quantity of interested advertisers. If the price of the service cannot be at a competitive level with other sources of advertising then there could be too few sales and the investor may lose the money invested.

(7) Our market study may prove incorrect about the desirability of the service.


The evaluation of the Company's services has been done solely by its officers and directors. No independent analysis or study of its services has been done by anyone engaged by Up & Down Video. Minimal market research has been done by a company shareholder in Vancouver, BC where a similar product/service is used in more than 150 elevators in office buildings. The market research was done in February 2002 and November 2003. The Company also surveyed the office building in San Diego, California during the last two years and met with three companies which manage high rise offices buildings in San Diego in January of 2004. The investor is at risk if the company's studies have overestimated the service's marketability in the U.S. and as compared to Canada.


(8) We are liable for the safety passengers in the elevator in relation to the TV monitor and cannot completely guarantee passenger safety at all times, thus the risk of injury and lawsuit.

Although we cannot foresee any specific dangers, We are not insulated from possibility of a law suit arising from the existence of our product in an elevator. There may also be a risk of theft of the monitor though it is the intent to secure well. The Company presently has no liability or theft insurance coverage. We believe that this is appropriate at present considering the nature of the service and the stage of development. There can be no assurance that this decision will not result in consequent loss to us and therefore to the investor. (See Business.")

(9) Up & Down Video is completely dependent on its management for the service development thus the talent base is very slim.

The current management is the only personnel available to develop the service and it is probable that we would not have sufficient capital to hire personnel to continue the development of the service should management for any reason cease or be unable to continue to work. Without personnel to replace officer and director management the company could not continue to operate. The present management acquired its controlling interest in Up & Down Video on December 7, 2001. (See "Certain Transactions.")

(10) The investor has no say in the management of the company, being unable to rescue the company from failure due to poor management.


Major shareholders (i.e. EFM Venture Group, Inc. and Edward F. Myers), own 94% of the company's common stock and will be in a position to continue to control) Up & Down Video. Such close control may be risky to the investor because the entire company's operation is dependent on a very few people who could lose their ability, or interest in pursuing the company's operation.

(11) No cash dividends are anticipated in the foreseeable future.

Since Up & Down Video does not anticipate that it will pay dividends, the investor will only profit by the increase in value of his shares. Our profits, if any, during the next several years, will necessarily be used to develop and possibly expand the service lines and business.


(12) There is no market for the common stock, thus investment is very illiquid.


Even after the distribution of the shares there is no assurance a market will develop. The common stock will not initially be traded on NASDAQ or any Securities Exchange which may result in the risk of minimal liquidity of the investment.

(13) Potential Future Sales Pursuant to Rule 144.

Of the 8,500,000 shares of Up & Down's common stock outstanding prior to this Offering, all are "Restricted Securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933 (the "Act").


(14) Loss of Control by Common Stock shareholders due to Preferred Shareholder Rights.


Rights of Preferred Shareholders could potentially create an Anti-Takeover Effect which could be a disadvantage for common stock holders to profit from a possibly lucrative buy out arrangement.


The Company is authorized to issue 20,000,000 shares of $0.001 par value preferred stock with the rights, preferences, privileges and restrictions thereof to be determined by the Board of Directors of Up & Down Video. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted to the holders of preferred stock which could reduce the attractiveness of Up & Down as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock. No preferred stock is currently outstanding, and we have no present plans for the issuance of any shares of preferred stock.



(15) Lack of a Patent could result in competition.


We have elected not to pursue a patent at this time until further development of the company's potential is explored. There is risk that the service will be seen and copied and we will lose the competitive edge.


(16) Management's involvement in other companies may result in insufficient time spent to operate a successful business.


The Company's officers and directors are involved with other business. While these businesses are not similar to Up & Down they could compete for management's time and energies. Each officer will be able to spend approximately 4-5 hours per week on this company at this time. This amount of time is deemed sufficient at this time and can be expanded as needed.

                                THE DISTRIBUTION

General

Approximately 5.8% of the outstanding Common stock of Up & Down Video is presently owned by Travers International, Inc.. Travers International, Inc. is primarily a business and financial consulting company specializing in the formation of small businesses regarding capitalization and business structure. Travers International, Inc. shareholders will not be required to pay for shares of our common stock received in the distribution or to exchange shares of Travers International, Inc. in order to receive our common stock.

The major shareholders of Travers are, by voting percentage, EFM Venture Group, Inc. 22%, Edward F. Myers 22%, and Stockworks USA 22%.
The president of EFM Venture Group, Inc. is Betty N. Myers.

EFM Venture Group, Inc. is in the real estate business. Betty N. Myers is a licensed California real estate broker., Ms. Myers is an Assistant Secretary of Up & Down Video.

The following table shows the Up & Down Video common stock ownership of Travers Class A Preferred shareholders before and after the distribution.

                         Common              Common           Common
Shareholder        before distribution  after distribution  % ownership

Stockworks USA, Inc       None                100,000           1.17
Edward F. Myers           4,000,000         4,100,000          48.12
EFM Venture Group,Inc.    4,000,000         4,100,000          48.12


Material Relationships

Up & Down Video and Travers have common major shareholders. The major common shareholders are Edward F. Myers and EFM Venture Group, Inc. As such they control both Up & Down Video and Travers International, Inc.

Officers of EFM Venture Group, Inc.
         Betty N. Myers      President
         Edward F. Myers     Secretary
             (Above are husband and wife) Directors of EFM Venture Group, Inc.
         Betty N. Myers      (wife of Edward F. Myers)
         Edward F. Myers     (husband of Betty N. Myers)
         Shari Myers Sapp    (adult daughter of Edward and Betty Myers)
         Edward F. Myers III (adult son of Edward and Betty Myers)
Edward F. Myers and Betty N. Myers are shareholders of EFM Venture Group, Inc. which is a shareholder and affiliate of Up & Down Video.

The Officers of Travers International, Inc. are:
         Edward F. Myers        President and Director
         Betty N. Myers         Secretary and Director
Both of the above are therefore affiliates of Up & Down.

Officers and Directors of Stockworks USA


      Andrew Coldicutt     Director
      Andrew Coldicutt     President
      Andrew Coldicutt     Sole Shareholder



Manner of Distribution

Pursuant to the plan of distribution, Travers International, Inc. will distribute to its shareholders 500,000 Shares of the common stock of Up & Down Video. One share of Up & Down Video for each one share of Travers International, Inc. common stock held of record as of July 31, 2003 and twenty shares of Up & Down Video for each one share of Travers Preferred Class A shares held as of July 31, 2003. Fractional shares will be rounded up to the next full share. On July 31, 2003. Travers International, Inc. had issued and outstanding approximately 180,000 common shares and 15,000 Preferred Class A shares. On July 31, 2003 Travers International, Inc. had approximately 150 shareholders of record. Shares of Up & Down Video will be mailed to Travers International, Inc.


Tax Consequences of Travers International, Inc. Distribution

Up & Down Video believes the following are the material federal income tax consequences expected to result from the distribution under currently applicable law. The following discussion is intended as general information only. It may not be applicable to stockholders who are neither citizens nor residents of the United States. It does not discuss the state, local and foreign tax consequences of the distributor. Stockholders should consult their own tax advisors regarding the consequences of the distribution in their particular circumstances under federal, state, local and foreign tax laws.

Travers International, Inc. will recognize a gain or loss based upon the fair market value of the Common stock at the date of the Distribution. This gain or loss is measured by the difference between Travers' tax basis in the Common stock distributed in the Distribution and the fair market value of that stock.

As a result of Travers International, Inc. having no current or accumulated earnings and profits allocable to the Distribution no portion of the amount distributed will constitute a dividend for federal income tax purposes.

Therefore, no portion of the amount received constitutes a dividend, and will not be eligible for the dividends-received deduction for corporations. Each Travers Inc. stockholder will have a tax basis in Up & Down Video's common stock distributed equal to the fair market value of the common stock distributed on the Distribution date. The Distribution is not taxable as a dividend. The distribution will be treated as a tax-free return of capital to the extent that the fair market value of such portion of the amount received does not exceed the stockholder's basis in the Travers International, Inc.
common stock held, and as a capital gain if and to the extent that the fair market value of such portion is greater than such tax basis.

Any taxes payable by any recipient of shares of Up & Down Video's common stock in the distribution will be the responsibility of such recipient.

The foregoing is only a summary of certain federal income tax consequences of the Distribution under current law and is intended for general information only. Each stockholder should consult his tax advisor as to the particular consequences of the distribution to such stockholder, including the application of state, local and foreign tax laws.


         EACH TRAVERS INTERNATIONAL, INC. SHAREHOLDER IS ADVISED
        TO SEEK PROFESSIONAL TAX COUNSEL REGARDING ANY TAX LIABILITY
                      THAT MAY ARISE FROM THIS DISTRIBUTION


Above based on tax opinion provided by Karen A. Batcher, Esquire.


Blue Sky Laws

This Distribution is not being made in any jurisdictions of the United States in which this Distribution would not be in compliance with the securities or blue sky laws of such jurisdiction. Only shareholders of Travers, Inc. residing in the states set forth below may obtain the shares pursuant to the Distribution. Up & Down Video initially selected the jurisdictions in which shareholders may participate in the Distribution after determining from the shareholder records of Travers International, Inc. and from record owners the states where substantially all the known owners reside.

IF A BENEFICIAL OWNER RESIDES IN A STATE OF THE UNITED STATES OF AMERICA NOT SET FORTH BELOW, SUCH OWNER MAY NOT PARTICIPATE IN THE DISTRIBUTION.

California

This Prospectus will be delivered to those Shareholders of Travers International, Inc. eligible to participate in this Distribution.

Non US Residents
Those Travers shareholders residing outside the United States of America will be eligible to receive the distribution.

This Prospectus relates to the shares received in the Distribution to the Travers International, Inc. shareholders. The Distribution of the Company's common stock will be made to Travers International, Inc. shareholders without any consideration being paid and without any exchange of shares by the shareholders of Travers International, Inc. Neither Travers
International, Inc. nor the Company will receive any proceeds from the Distribution by Travers International, Inc. of such shares of the Company's common stock nor from the sale of any such shares by any persons who may be deemed to be the underwriters.

A copy of this Prospectus is being mailed to each Travers International, Inc. shareholder of record on July 31, 2003, together with the certificate representing the number of the Up & Down Video shares to which he is entitled. Persons wishing to evaluate the Up & Down Video shares being distributed to them should review this Prospectus carefully.

Reason for the Distribution

The Board of Directors of Travers International, Inc. has decided that the shares of Up & Down Video in the hands of individual shareholders will provide more value to the Travers International, Inc. shareholders than if corporately owned. If at some future date the shares of Up & Down Video are publicly traded then shareholders may determine for themselves on an individual basis whether they wish to sell their shares and obtain personal liquidity or wish to retain the shares for possible future potential. There can be no assurance that the shares will be publicly traded or if so whether the market will provide any particular return to the shareholder.


Costs of Distribution

Up & Down Video estimates that the total cost of the Distribution will be approximately $13,510. Travers International, Inc. has agreed to pay all such costs.


Market for Common Equity and Related Shareholder Matters


There is not currently a public market for our common stock. After the distribution is complete we intend to request trading on the OTCBB (Over the Counter Bulletin Board). We cannot assure you as to the price at which our common stock might trade after the distribution date or wither or not Up & Down Video can qualify for listing. Listing requirements include being a reporting company under the Securities Exchange Act of 1934 and having all required reports current. Upon the distribution of the shares of this offering Up & Down Video will be a reporting company and may apply to the NASD (National Association of Securities Dealers) for listing. Up & Down Video has not discussed market making with any broker-dealer.

Prior to the Distribution there were three common shareholders. After the distribution there will be 143 shareholders of common equity.

There are no securities subject to outstanding warrants or options to purchase common stock.

We have never distributed dividends and since we are a development company do not foresee doing so in the future.

There are 8,500,000 common shares that could be sold under Rule 144.

The shares distributed to Travers International, Inc. shareholders will be freely transferable, except for shares received by people who may have a special relationship or affiliation with us. People who may be considered our affiliates after the distribution generally include individuals or entities that control, are controlled by or under common control with us. This may include some or all of our officers and directors. Persons who are our affiliates will be permitted to sell their shares only pursuant to an effective registration statement under the Securities Act of 1933 , as amended, or an exemption from the registration requirements of the Securities Act, such as exemptions afforded by Section 4(2) of the Securities Act or Rule 144 thereunder.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of the Company and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of Up & Down Video's common stock. No shares, other than the 500,000 shares which are the subject of this registration may be sold free of restriction. All shares other than the 500,000 to be distributed are held by affiliates and subject to the restrictions of Rule 144.


                   DETERMINATION OF OFFERING PRICE

Since the Distribution is a dividend by a present stockholder, there is no offering price and no dilution to existing stockholders of Up & Down Video. For the purpose of computing the instant registration fee, Up & Down Video and Travers have set the price per share at $0.000368 per common share, which was the book value on June 30, 2003. According to this calculation the total price for the 500,000 shares is $184. Such price has no relationship to Up & Down's results of operations and may not reflect the true value of such Common stock.

MANAGEMENT'S DISCUSSIONS AND ANALYSIS OR PLAN OF OPERATION

Certain Forward-looking Information



Information provided in this prospectus filed on Form SB-2 may contain forward-looking statements that are not historical facts and information. These statements represent the Company's expectations or beliefs, including, but not limited to, statements concerning future and operating results, statements concerning industry performance, the Company's operations, economic performance, financial conditions, margins and growth in sales of the Company's services, capital expenditures, financing needs, as well as assumptions related to the foregoing. For this purpose, any statements contained in the SB-2 filing that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based on current expectations and involve various risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein.


Up & Down Video has sufficient cash resources to operate at the present level of expenditure for the next twelve months. Up & Down Video may raise additional capital either through debt or equity. No assurances can be given that such efforts will be successful. The Company has no specific plans at present for raising additional capital.



Since June of 2003 EFM Venture Group, Inc. has contributed $11,500 to the capital of Up & Down Video. EFM is a major Class A preferred shareholder in Travers and as such would benefit from the success of Up & Down Video. Since this is a contribution of capital it represents no liability to Up & Down Video.


The following are the and projected future activities of the company in milestone format. The specific timing of each milestone will depend on the ability of Up & Down to raise capital therefore these dates are estimates which may not be met.

   Milestones:

1. Development of prototype idea was done in early 2002.

2. Installation of a prototype was completed in September of 2003.

3. Initial small market study to be carried out solely by Up & Down Video in January 2004.

4. Development of a service brochure is planned for March 2004. Estimated cost $300.

5.  Additional market study using brochure planned for late April
2004. Cost estimate $300.

6. Mail brochures to office buildings in San Diego and follow up with telephone interviews. $500.

7. Develop list of manufacturers and assess pricing. Determine price, quantity and delivery. April to July 2004.

8. Place order for small initial order for equipment. July 2004. Cost will depend on information obtained in milestone 7.

9. Summer of 2004. Market initial service to companies identified in mile stones 5 and 6. Cost will depend on information from milestone 5 and 6 as to number of buildings.

10. Determine future service and sales effort from information gained from initial sales effort. Depending on the size of the market and potential Up & Down Video may need to obtain addition capital from loans or sale of additional equity.

In the next twelve months, Up & Down Video will pursue arrangements for the sale of its services. If the price of service can be kept reasonable, revenues could be expected late 2004. A manufacturing source has been found and is being investigated. Initial placement of the service in appropriate outlets will take place in the third quarter of 2004 in San Diego County as a starting location.(See "Business-History.")



         BUSINESS

Nature of Service:

The concept of elevator advertising is not completely new but has not, in the company's director's knowledge, been developed for general use in a typical city office building in San Diego County.

Up and Down Video would install a TV monitor (with permission and cooperation from building manager and elevator maintenance company), secure and maintain that monitor. If there is more than one elevator in a building, more than one installation could take place.


The company would be responsible for soliciting advertising copy and pictures ,if appropriate, from the businesses in the building as well as national advertisers. The number of times the ad would run, how long, and the cost are still negotiable and flexible and under study by the Company.

Up & Down Video would then design an attractive, short ad and produce it for viewing on the monitor. Timers would be set for duration of exposure. Ads could be changed on a daily basis if needed. The ads can be changed by Up & Down over the Internet using a secure code.

Rates per minute and repetitions have yet to be determined. Ads would be viewed many times in a day repeating for a continual flow of passengers.


Prototype installation:

Up and Down Video has installed a system is a small two story office building in Chula Vista CA. The office building is mostly doctors and has a pharmacy in the ground floor.


History:

Present Business Activities: We are preparing a market study with inquiries to appropriate types of businesses as to their opinion of the usefulness and marketability of this service. This market study is being done by Up & Down

Video without outside independent assistance. The prototype has been installed in the elevator at a medical office building in Chula Vista CA. The in-building pharmacy is advertising on this system at no charge to it during an experimental period. The service is not commercially viable at this time.

Competition: When the company founders conceived the idea they observed and inquired as to a similar service available to consumers in San Diego, California. No such service was found. It has been observed by a company shareholder that such a service is available in British Columbia, Canada.

PROPERTIES

Up & Down Video shares 475 square feet of office space with EFM Venture Group, Inc., an affiliated company. Up & Down Video pays $100 per month. This amount Is considered a fair market rate considering the physical space and hours used by Up & Down Video. Up & Down Video began paying rent as of September 1, 2003.

EMPLOYEES

All activities are carried out by the officers and directors.

LEGAL PROCEEDINGS

Up & Down Video is not a party to any legal proceeding.


MANAGEMENT

The Executive Officers and Directors of the Company and their ages are as follows:

       Name               Age        Position        Date Elected

 Eugene A. Hill             65       President         March 5, 2003
                                     CFO, Director

 Anita C. Hill              63       Secretary         March 5, 2003
                                     Director


Eugene A. Hill has been president and a director of Up & Down Video since
March 5, 2003. During 2002 Mr. Hill was in business for himself and was a consulting engineer for Cohu. As of January 2004 Mr. Hill is not under a consulting contract. From 1994 to September 10, 2001 he was employed by Cohu, Inc. selling video camera equipment. During this period he was also a Senior Applications Engineer for Cohu for video equipment. Cohu is a manufacture of components for the CCTV industry. Mr. Hill holds an Associate of Arts degree in electronic engineering technology. Eugene Hill is the husband of Anita Hill.

Anita C. Hill has been secretary and a director of Up & Down Video since March 5, 2003. Ms. Hill is the owner and operator of Hillside Transcription Service since 1974. Hillside transcribes medical records for hospitals, surgery centers and a wide variety of private physicians in San Diego County.
During 2002 Ms. Hill was president of the California Association for Medical Transcription. Anita Hill is the wife of Eugene Hill.

The Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected. Executive officers serve at the discretion of the Board of Directors.


Each of the foregoing persons may be deemed a "promoter" and "parent" of the Company as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.


EXECUTIVE COMPENSATION

At present Up & Down Video is operated by its Executive Officers and Directors at no compensation and no compensation has been paid to date. No Executive Officer or Director is expected to earn in excess of $50,000 in the foreseeable future. Up & Down has no pension or profit sharing plan. Up & Down Video may change or increase salaries as Up & Down Video's profits and cash flow allow; however, there are no present plans to do so.


Options

There are no options outstanding.

                             PRINCIPAL SHAREHOLDERS


The following table sets forth, as of January 15, 2004, the name, address and number of Shares owned directly or beneficially by persons who own 5% or more of the company's common stock and by each executive officer and director and owner after the Distribution.


Beneficial Owner         Shares/Percent as of         Shares/Percent after
                         January 15,2004                the Distribution

Edward F. Myers             4,000,000   47.6%      4,100,000  48.1%
4190 Bonita Rd. #105
Bonita, CA

EFM Venture Group, Inc      4,000,000   47.6%      4,100,000  48.1%
4190 Bonita Rd. #105
Bonita, CA 91902

Eugene A. and Anita C. Hill    20,000   0.2%          20,000  0.2%
8624 Golden Ridge Rd.
Lakeside, CA


Travers International, Inc.   500,000   5.8%            0       0
4190 Bonita Road
Bonita Ca, 91902

All Executive Officers         20,000    02%          20,000   0.2%
and Directors as a Group (2 persons)


1) Based on 8,520,000 shares outstanding on January 15, 2004
2) The beneficial owners of EFM Venture Group, Inc. are Edward F. Myers II, Betty N. Myers, Shari M. Sapp and Edward F. Myers III. Edward II and Betty Myers are husband and wife.



CERTAIN TRANSACTIONS

On December 7, 2001 Up & Down Video sold 4,000,000 shares of common stock to Edward F. Myers for a total of $400; 4,000,000 shares of common stock to EFM Venture Group, Inc. for $400; and 500,000 common shares to Travers International, Inc. for $50.00. On July 1, 2003 20,000 common shares were sold to Eugene and Anita Hill for $20. The above sales were exempt from registration under the Securities Act of 1933 as amended in reliance on Section 4(2) for sales not involving a public offering.


EFM Venture Group, Inc. an affiliate and major shareholder of Up & Down Video, Inc. made the following capital contributions. Capital contributions do not become liabilities of Up & Down Video.

October 29, 2002     $1,500
June 12, 2003         5,000
December 17, 2003     2,000
January 12, 2004      3,000



DESCRIPTION OF SECURITIES

The authorized common stock of Up & Down Video consists of 50,000,000 shares (par value $0.0001) per share), of which 8,500,000 shares were outstanding on December 31, 2002. The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of common stock Are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the common stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the common Stock. All of the outstanding shares of common stock are, and the shares to be transferred in the Distribution will be, fully paid and nonassessable. As of December 31, 2002 Up & Down Video had two common shareholders.


Penny Stocks must, among other things:
      * Provide customers with a risk disclosure statement setting forth certain specified information prior to a purchase transaction;
      * Disclose to the customer inside bid quotation and outside offer quotation for this Penny Stock, or, in a principal transaction, the broker-dealer's offer price for the Penny Stock;
      * Disclose the aggregate amount of any compensation the broker- dealer receives in the transaction;
      * Disclose the aggregate amount of the cash compensation that any associated person of the broker-dealer, who is a natural person, will receive in connection with the transaction;

      * Deliver to the customer after the transaction certain information concerning determination of the price and market trading activity of the Penny Stock.

Non-stock exchange and non-NASDAQ stocks would not be covered by the definition of penny stock for:
    (i) issuers who have $2,000,000 tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years);
    (ii) transactions in which the customer is an institutional accredited investor;
    (iii)transactions that are not recommended by the broker-dealer.


                          PENNY STOCK RULE

The Securities and Exchange commission has adopted rule 15g-9 which established the definition of a "penny stock", for the purposes relevant to Up & Down Video, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:
     (1) that a broker or dealer approve a person's account for transactions in penny stocks: and
     (2) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
         In order to approve a person's account for transactions in penny stocks, the broker or dealer must
     (1) obtain financial information and investment experience objectives of the person; and
     (2) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock,
     (1) a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,
     (2) sets forth the basis on which the broker or dealer made the suitability determination; and
     (3) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about

     (1) the commissions payable to both the broker-dealer and the registered representative,
     (2) current quotations for the securities, and
     (3) the rights and remedies available to an investor in cases of fraud in penny stock transactions.
     (4) monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


Preferred Stock

Up & Down Video is also authorized to issue as many as 20,000,000 shares of the preferred stock (par value $0.001). The preferred stock may be issued in one or more series with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications and rights as the Company's Board of Directors may determine.


As of January 15, 2004 there were no shares of Preferred stock outstanding.


Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted in the future to the holders of preferred stock which could reduce the attractiveness of Up & Down Video as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock.


Limitation of Liability of Directors and Indemnification of Directors and Officers

The Certificate of Incorporation of Up & Down Video provides for indemnification of directors and officers of Up & Down Video as follows:


SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

Delaware General Corporation Law

Delaware General Corporation Law Section 145 provides that Up & Down Video may indemnify any officer or director who was made a party to a suit because of the

Securities Act covering the common stock offered by this prospectus. This position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of Up & Down Video, except, in certain circumstances, for negligence or misconduct in the performance of his duty to Up & Down Video. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees.
Article Tenth of Up & Down Video's Certificate of Incorporation provides for indemnification of Up & Down Video's officers and directors to the fullest extent permitted by law. Indemnification agreements have been entered into with all officers and directors of Up & Down Video.


TRANSFER AGENT

The transfer agent and registration for Up & Down Video's Common stock is Signature Stock Transfer,2301 Ohio Dr. #100,Plano TX 75093.


LEGAL MATTERS

The legality of the Shares of Common stock to be registered hereby will be passed upon for Up & Down Video by Karen Batcher, Esquire,


EXPERTS

The financial statements of Up & Down Video for the period from December 6 2001(incorporation date) to December 31, 2001, January 1, 2002 to December 31, 2002 and related notes which are included in this Prospectus have been examined by Armando C Ibarra C.P.A., Independent Certified Public Accountants, and have been so included in reliance upon the opinion of such accountant given upon their authority as an expert in auditing and accounting.

ADDITIONAL INFORMATION


We have filed with the U.S. Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act covering the common stock offered by this prospectus, which constitutes a part of the registration statement, omits some of the information described in the registration statement under the rules and regulations of the Commission. For further information on Up & Down Video and the common stock offered by this prospectus, please refer to the registration statement and the attached exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy filed as an exhibit to the registration statement; each of these statements is qualified in all respects by that reference. The registration statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the commission's principal office upon payment of the fees prescribed by the Commission.

                                ARMANDO C. IBARRA
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (A Professional Corporation)
                     350 E. Street, Chula Vista, CA. 91910
                          (619) 422-1348 (619) 422-1465

Armando C. Ibarra, C.P.A.
California Society of
Armando Ibarra, Jr., C.P.A.
Public Accountants


To the Board of Directors of
Up & Down Video, Inc.



                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheets of Up & Down Video, Inc. (A Development Stage Company) as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Up & Down Video, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



----------------------------
Armando C. Ibarra, CPA-APC

March 4, 2003
Chula Vista, California

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                                 Balance Sheets

-------------------------------------------------------------------------------
                                     ASSETS

                                                                 Year Ended     Year Ended
                                                                December 31,   December 31,
                                                                    2002           2001

                                                                    ----------  ------------

 Current Assets
       Cash                                                       $   553          $   850
                                                                    ----------  ------------


 Total Current Assets                                                 553            850
                                                                    ----------  -------------

       TOTAL ASSETS                                               $   553        $   850
                                                                    ==========   ============


                       LIABILITIES & STOCKHOLDERS' EQUITY



 TOTAL LIABILITIES                                                $   -          $    -

 STOCKHOLDERS' EQUITY
      Preferred stock ($.00001 par value, 20,000,000 shares

        authorized; none issued and outstanding.)                     -               -
      Common stock ($.00001 par value, 50,000,000 shares
        authorized; 8,500,000 shares issued and outstanding as

        of December 31, 2002 and 2001, respectively.)                   85            85

      Additional paid-in capital                                     2,265           765

      Deficit accumulated during development stage                  (1,797)          -

                                                                    ----------   -------------


 Total Stockholders' Equity                                         553            850


                                                                    ----------     -----------
        TOTAL LIABILITIES &

                                      STOCKHOLDERS' EQUITY      $   553        $   850
                                                                    ==========     ===========

                       See Notes to Financial Statements

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                            Statements of Operations

----- ------------------------------------------------------------------------

                                                                                 December 6, 2001
                                                                                    (inception)
                                             Year Ended          Year Ended           through
                                            December 31,        December 31,       December 31,
                                                2002                2001               2002
                                         ----------------  ------------------ ------------------------
      Revenues


          Revenues                       $   -               $   -              $   -
                                         ----------------  ------------------ ------------------------


      Total Revenues                         -                   -                  -


      General & Administrative Expenses      1,797               -                  1,797
                                         ----------------  ------------------ ------------------------



      Net Income (Loss)                  $   (1,797)         $   -              $   (1,797)
                                         ================  ================== ========================



      Basic earnings (loss) per share    $   (0.00)          $   -
                                         ================  ==================

      Weighted average number of

        common shares outstanding         8,500,000          8,173,077

                       See Notes to Financial Statements

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
           From December 6, 2001 (inception) through December 31, 2002


 -------------------------------------------------------------------------------------------------------

                                                                               Deficit
                                                                             Accumulated
                                          Common       Common  Additional       During         Total
                                          Stock        Stock   Paid - in     Development
                                                       Amount   Capital         Stage


 -------------------------------------------------------------------------------------------------------


                                                     $         $             $               $
 Beginning balance, December 6, 2001       -             -         -             -               -

 Stock issued for cash on December 7,

 2001 @ $0.0001 per share                8,500,000       85        765                           850

 Net income,  December 31, 2001                                                  -               -

 -------------------------------------------------------------------------------------------------------
 Balance,  December 31, 2001             8,500,000       85        765                -           850
 =======================================================================================================

 Contributed capital                                             1,500                         1,500

 Net loss,  December 31, 2002                                                 (1,797)         (1,797)
  --------------- --- ---------------- ----------------------------------------------------------------
 Balance,  December 31, 2002            8,500,000    $  85     $ 2,265      $ (1,797)       $    553
 =======================================================================================================

                       See Notes to Financial Statements

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows

----------------------------------------------------------------------------

                                                                                             December 6, 2001
                                                                                                (inception)
                                                         Year Ended         Year Ended            through
                                                        December 31,       December 31,        December 31,
                                                            2002               2001                2002
                                                        -------------   ----------------  ------------------------
H FLOWS FROM OPERATING ACTIVITIES
 Net (loss)                                             $  (1,797)          $  -              $  (1,797)

                                                        -------------   ----------------  ------------------------

  Net cash provided by (used in) operating activities      (1,797)            -                  (1,797)

H FLOWS FROM INVESTING ACTIVITIES

  Net cash provided by (used in) investing activities      -                   -                 -

H FLOWS FROM FINANCING ACTIVITIES

  Common stock                                             -                     85                 85

  Additional paid-in capital                                1,500               765               2,265
                                                        -------------   ----------------  ------------------------


  Net cash provided by (used in) financing activities       1,500               850               2,350
                                                        -------------   ----------------  ------------------------


 Net increase (decrease) in cash                            (297)               850                 553

 Cash at beginning of year                                   850                 -                  -
                                                        -------------   ----------------  ------------------------


 Cash at end of year                                     $  553              $  850            $    553
                                                        =============   ================  ========================

 Supplemental  cash flows disclosures:


   Cash paid during period for interest                  $   -               $   -             $   -
                                                        =============   ================  ========================
   Cash paid during period for income taxes
                                                         $   -               $   -             $   -
                                                        =============   ================  ========================


                       See Notes to Financial Statements

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2002

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated on December 6, 2001, under the laws of the State of Delaware, as Up & Down Video, Inc. The Company has no significant revenues and no material operations and in accordance with SFAS # 7, the Company is considered a development stage company.

The Company purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

The financial statements have been prepared using the accrual basis of accounting. Under the accrual basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. TheCompany has adopted a December 31, year-end.

b.   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.   Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.   Income Taxes

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

<PAGE
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

e.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 6, 2001 (inception).

Basic earnings (loss) per share amount is computed by dividing the net income
(loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.


NOTE 3.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.


NOTE 4.   GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through sale of its securities through private placements.

NOTE 5.  INCOME TAXES

                                        As of December 31, 2002
                                        -----------------------------
                                        -----------------------------

      Deferred tax assets:
      Net operating tax carryforwards           $         270
      Other                                               -0-
                                        -----------------------------
      Gross deferred tax assets                           270
      Valuation allowance                                (270)
                                        -----------------------------

      Net deferred tax assets                   $          -0-
                                        =============================

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.


NOTE 6.  SCHEDULE OF NET OPERATING LOSSES

          2001  Net Operating Income                     0
          2002  Net Operating Loss                  (1,797)
                                           -----------------
          Net Operating Loss                $       (1,797)
                                           =================

As of December 31, 2002, the Company has a net operating loss carryforward of approximately $1,797, which will expire 20 years from the date the loss was incurred.


NOTE 7.   RELATED PARTY TRANSACTION

The Company's neither owns nor leases any real or personal property. A director without charge provides office services. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 8.  STOCK

Issuance of Stock:

On December 7, 2001, the Company issued 8,500,000 shares of common stock for cash valued at $ 0.0001 per share.

As of December 31, 2002 the Company had 8,500,000 shares of common stock issued and outstanding.


                                                                  -32

                             UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                                 Balance Sheets

----- -------------------------------------------------------------

                                ASSETS


                                                                        As of         Year Ended
                                                                      March 31,      December 31,
                                                                        2003             2002

                                                                    --------------   ---------------
 Current Assets

       Cash                                                          $   473          $   553
                                                                    --------------   ---------------
 Total Current Assets                                                    473              553
                                                                    --------------   ---------------
       TOTAL ASSETS                                                  $   473          $   553
                                                                    ==============   ===============
             LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

 Current Liabilities
       Accounts payable                                              $ 1,500          $   -
                                                                    --------------   ---------------
 Total Current Liabilities                                             1,500              -

                                                                    --------------   ---------------
 TOTAL LIABILITIES                                                     1,500              -

 STOCKHOLDERS' EQUITY (DEFICIT)
      Preferred stock ($.00001 par value, 20,000,000 shares

        authorized; none issued and outstanding.)                       -                -
      Common stock ($.00001 par value, 50,000,000 shares
        authorized; 8,500,000 shares issued and outstanding as

        of March 31, 2003 and December 31, 2002, respectively.)          85               85

      Additional paid-in capital                                      2,265            2,265

      Deficit accumulated during development stage                   (3,377)          (1,797)
                                                                    --------------   ---------------
 Total Stockholders' Equity (Deficit)                                (1,027)             553

        TOTAL LIABILITIES &
                                                                    --------------   ---------------
                          STOCKHOLDERS' EQUITY (DEFICIT)
                                                                    $   473          $   553
                                                                    ==============   ===============

                       See Notes to Financial Statements

                             UP & DOWN VIDEO, INC.

                          (A Development Stage Company)
                            Statements of Operations

--- --------------------------------------------------------------------------

                                                                             December 6, 2001
                                           Three Months       Three Months    (inception)
                                              Ended              Ended          through
                                            March 31,          March 31,        March 31,
                                              2003               2002            2003
                                         ----------------   --------------  ---------------

      Revenues
          Revenues                        $   -              $   -             $   -
                                         ----------------   --------------  ---------------
      Total Revenues                          -                  -                  -


      General & Administrative Expenses       1,580              10                3,377
                                         ----------------   --------------  ---------------

      Net Income (Loss)                   $   (1,580)        $   (10)         $   (3,377)
                                         ================   ==============  ===============

      Basic earnings (loss) per share     $   (0.00)         $   (0.00)
                                         ================   ==============
      Weighted average number of

        common shares outstanding            8,500,000        8,500,000
                                         ================   ==============

                       See Notes to Financial Statements

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
             Statement of Changes in Stockholders' Equity (Deficit)
            From December 6, 2001 (inception) through March 31, 2003


----------------------------------------------------------------------------------------------------------------------------
                                                                                                     Deficit
                                                                                                   Accumulated
                                                                Common              Additional       During
                                                 Common         Stock               Paid - in      Development      Total
                                                 Stock          Amount              Capital           Stage

-----------------------------------------------------------------------------------------------------------------------------

                                             $                  $                     $            $
      Beginning balance, December 6, 2001           -               -                     -             -          $    -

      Stock issued for cash on December 7,
      2001 @ $0.0001 per share                 8,500,000           85                     765                           850

      Net income,  December 31, 2001                                                       -                            -
      -----------------------------------------------------------------------------------------------------------------------

      Balance,  December 31, 2001              8,500,000           85                     765           -               850
      =======================================================================================================================


      Contributed capital                                                               1,500                         1,500


      Net loss,  December 31, 2002                                                                   (1,797)         (1,797)
      -----------------------------------------------------------------------------------------------------------------------
      Balance,  December 31, 2002              8,500,000           85                   2,265        (1,797)            553
      =======================================================================================================================


      Net loss,  March 31, 2003                                                                      (1,580)         (1,580)
      -----------------------------------------------------------------------------------------------------------------------
      Balance,  March 31, 2003                 8,500,000         $ 85                $   2,265   $   (3,377)       $  (1,027)
      =======================================================================================================================

                       See Notes to Financial Statements

                             UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows

--------------------------------------------------------------------------------------------------------------------------------

                                                                                                             December 6, 2001
                                                                    Three Months         Three Months           (inception)
                                                                       Ended                Ended                 through
                                                                     March 31,            March 31,              March 31,
                                                                        2003                 2002                  2003
                                                                ------------------   ------------------   ----------------------

      CASH FLOWS FROM OPERATING ACTIVITIES

            Net income (loss)                                     $  (1,580)           $    (10)             $    (3,377)
            Adjustments to reconcile net loss to net cash
            used in operating activities:

            Increase (decrease) in accounts payable                   1,500                                         1,500
                                                                ------------------   ------------------   ----------------------

           Net cash provided by (used in) operating activities         (80)                 (10)                  (1,877)

      CASH FLOWS FROM INVESTING ACTIVITIES


           Net cash provided by (used in) investing activities            -                    -                    -

      CASH FLOWS FROM FINANCING ACTIVITIES

           Common stock                                                   -                    -                    85

           Additional paid-in capital                                     -                    -                 2,265
                                                                ------------------   ------------------   ----------------------

           Net cash provided by (used in) financing activities           -                    -                  2,350

                                                                ------------------   ------------------   ----------------------

          Net increase (decrease) in cash                              (80)                 (10)                   473


          Cash at beginning of period                                   553                  850                    -
                                                                ------------------   ------------------   ----------------------

          Cash at end of period                                  $      473            $    840              $     473
                                                                ==================   ==================   ======================

          Supplemental  cash flows disclosures:

            Cash paid during period for interest                 $       -             $     -               $      -
                                                                ==================   ==================   ======================


            Cash paid during period for income taxes             $       -             $     -               $      -
                                                                ==================   ==================   ======================

                       See Notes to Financial Statements

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                              As of March 31, 2003


NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated on December 6, 2001, under the laws of the State of Delaware, as Up & Down Video, Inc. The Company has no significant revenues and no material operations and in accordance with SFAS # 7, the Company is considered a development stage company.

The Company purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

The financial statements have been prepared using the accrual basis of accounting. Under the accrual basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a December 31, year-end.

b.   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.   Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.   Income Taxes

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

e.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 6, 2001 (inception).

Basic earnings (loss) per share amount is computed by dividing the net income
(loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.



NEW ACCOUNTING PRONOUNCEMENTS:

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other things, SFAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be classified as extraordinary items. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption permitted. The adoption of SFAS 145 did not have a material effect on the Companies consolidated financial statements.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS 146 did not have a material effect on the Companies consolidated financial statements.

In October 2002, the Financial Accounting Standards Board issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB interpretation No. 9". SFAS 147 removes acquisitions of financial institutions from the scope of both Statement 72 and interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of this Statement.

NEW ACCOUNTING PRONOUNCEMENTS:

In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. SFAS 147 is effective October 1, 2002. The adoption of SFAS 147 did not have a material effect on the Companies consolidated financial statements.

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS
148). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based compensation" (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company is currently evaluating the effect that the adoption of SFAS 148 will have on its results of operations and financial condition.


NOTE 3.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.


NOTE 4.   GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through sale of its securities through private placements.

NOTE 5.  INCOME TAXES

                                        As of March 31, 2003
                                       -----------------------
                                       -----------------------

      Deferred tax assets:
      Net operating tax carryforwards    $         507
      Other                                        -0-
                                       -----------------------
      Gross deferred tax assets                    507
      Valuation allowance                         (507)
                                       -----------------------

      Net deferred tax assets            $         -0-
                                       =======================

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.



NOTE 6.  SCHEDULE OF NET OPERATING LOSSES

          2001  Net Operating Income                       $    0

          2002  Net Operating Loss                           (1,797)

          2003  Net Operating Loss (1st. Quarter)            (1,580)

                                                            ----------
          Net Operating Loss                                $(3,377)
                                                            ==========

As of March 31, 2003, the Company has a net operating loss carryforward of approximately $3,377, which will expire 20 years from the date the loss was incurred.


NOTE 7.   RELATED PARTY TRANSACTION

The Company's neither owns nor leases any real or personal property. A director without charge provides office services. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 8.  STOCK

Issuance of Stock:

On December 7, 2001, the Company issued 8,500,000 shares of common stock for cash valued at $ 0.0001 per share.

As of March 31, 2003 the Company had 8,500,000 shares of common stock issued and outstanding.

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                                 Balance Sheets


----- ----------------------------------------------------------------------

                                     ASSETS


                                                                    As of          Year Ended
                                                                   June 30,       December 31,
                                                                     2003             2002

                                                                -------------   -----------------
Current Assets
      Cash                                                       $   3,943         $   553
                                                                -------------   -----------------

Total Current Assets                                                 3,943             553

                                                                -------------   -----------------

      TOTAL ASSETS                                               $   3,943         $   553
                                                                =============   =================


                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities

      Accounts payable                                           $   800           $   -
                                                                -------------   -----------------

Total Current Liabilities                                            800               -
                                                                -------------   -----------------

TOTAL LIABILITIES                                                    800               -

STOCKHOLDERS' EQUITY (DEFICIT)
     Preferred stock ($.00001 par value, 20,000,000 shares

       authorized; none issued and outstanding.)                       -                -
     Common stock ($.00001 par value, 50,000,000 shares
       authorized; 8,500,000 shares issued and outstanding as

       of June 30, 2003 and December 31, 2002, respectively.)         85               85

     Additional paid-in capital                                    7,265             2,265

     Deficit accumulated during development stage                 (4,207)           (1,797)
                                                                -------------   -----------------


Total Stockholders' Equity (Deficit)                                 3,143             553

       TOTAL LIABILITIES
                                                                -------------   -----------------
                          STOCKHOLDERS' EQUITY (DEFICIT)         $   3,943         $   553
                                                                =============   =================

                                                                  -42-

                  See Notes to Financial Statements


                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                            Statements of Operation
------------------------------------------------------------------------------

                                                                                                 December 6, 2001
                                     Six Months    Six Months    Three Months    Three Months       (inception)
                                       Ended         Ended          Ended            Ended            through
                                      June 30,      June 30,       June 30,        June 30,          June 30,
                                        2003          2002           2003            2002              2003
                                   ------------  ------------  --------------  --------------  -------------------

Revenues

 Revenues                       $   -         $   -         $   -           $   -              $  -
                                   ------------  ------------  --------------  --------------  -------------------

Total Revenues                                                     -               -                 -

General & Administrative Expenses      2,410         40            830             30                  4,207
                                   ------------  ------------  --------------  --------------  -------------------

Net Income (Loss)                  $   (2,410)   $   (40)      $   (830)       $   (30)           $   (4,207)
                                   ============  ============  ==============  ==============  ===================

Basic earnings (loss) per share    $   (0.00)    $   (0.00)    $   (0.00)      $   (0.00)
                                   ============  ============  ==============  ==============

Weighted average number of
  common shares outstanding          8,500,000     8,500,000      8,500,000       8,500,000
                                   ============  ============  ==============  ==============
                       See Notes to Financial Statements

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
             Statement of Changes in Stockholders' Equity (Deficit)
             From December 6, 2001 (inception) through June 30, 2003

 -----------------------------------------------------------------------------

                                                                                   Deficit
                                                                                 Accumulated
                                                      Common      Additional       During
                                           Common     Stock        Paid - in     Development         Total
                                           Stock      Amount       Capital         Stage

 --------------------------------------------------------------------------------------------------------------

 Beginning balance, December 6, 2001          -       $           $              $                   $
 Stock issued for cash on December 7,

 2001 @ $0.0001 per share                  8,500,000      85             765                             850

 Net income,  December 31, 2001                                                  -                        -
 --------------------------------------------------------------------------------------------------------------
 Balance,  December 31, 2001               8,500,000      85             765      -                      850
 ==============================================================================================================


 Contributed capital                                                   1,500                           1,500

 Net loss,  December 31, 2002                                                      (1,797)            (1,797)
 -------------------------------------------------------------------------------------------------------------
 Balance,  December 31, 2002               8,500,000      85           2,265       (1,797)                553
 ==============================================================================================================

 Contributed capital                                                   5,000

 Net loss,  June 30, 2003                                                          (2,410)            (2,410)
---------------------------------------------------------------------------------------------------------------
 Balance,  June 30, 2003                   8,500,000   $  85      $     7,265    $ (4,207)           $(1,857)
===============================================================================================================

                       See Notes to Financial Statements

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows

-----------------------------------------------------------------------------

                                                                                                            December 6, 2001
                                                  Three Months  Three Months   Three Months   Three Months    (inception)
                                                     Ended          Ended          Ended         Ended          through
                                                    June 30,      June 30,       June 30,       June 30,       June 30,
                                                      2003          2002           2003           2002           2003
                                                 ------------- -------------  ------------- --------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------

Net income (loss)                                  $    (2,410     $  (40)       $   (830)      $   (30)      $   (4,207)
      Adjustments to reconcile net loss
      to net cash
      used in operating activities:

      Increase (decrease) in accounts
      payable                                             800            -           (700)             -             800
                                                 ------------- -------------  ------------- --------------  ------------------
     Net cash provided by (used in)
     operating activities                              (1,610)        (40)           (1,530        (30)          (3,407)



CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
     Net cash provided by (used in)
     investing activities                                -              -              -             -             -

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------

     Common stock                                                                        -              -             85
     Additional paid-in capital                          5,000          -          5,000             -             7,265
                                                 ------------- -------------  ------------- --------------  ------------------
     Net cash provided by (used in)
     financing activities                                5,000                     5,000             -             7,350
                                                 ------------- -------------  ------------- --------------  ------------------
    Net increase (decrease) in cash                      3,390          (40)       3,470             (30)          3,943

    Cash at beginning of period                            553          850        473               840           -
                                                 ------------- -------------  ------------- --------------  ------------------
    Cash at end of period                         $      3,943      $   810     $  3,943          $  810        $  3,943
                                                 ============= =============  ============= ==============  ==================

    Supplemental  cash flows disclosures:

      Cash paid during period for interest        $                 $           $     -           $   -         $   -
                                                 ============= =============  ============= ==============  ==================

      Cash paid during period for income taxes    $                 $           $       -         $   -         $   -
                                                 ============= =============  ============= ==============  ==================

                       See Notes to Financial Statements

                             UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2003


NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated on December 6, 2001, under the laws of the State of Delaware, as Up & Down Video, Inc. The Company has no significant revenues and no material operations and in accordance with SFAS # 7, the Company is considered a development stage company.

The Company purpose is to engage in the business of elevator advertising. The Company would install TV monitor and secure and maintain the monitors in designated elevators. The Company would then design and produce short ads for viewing on the monitors. The Company would monitor all ads via the internet.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

The financial statements have been prepared using the accrual basis of accounting. Under the accrual basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a December 31, year-end.

b.   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.   Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.   Income Taxes

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

e.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 6, 2001 (inception).

Basic earnings (loss) per share amount is computed by dividing the net income
(loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.


NEW ACCOUNTING PRONOUNCEMENTS:

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other things, SFAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be classified as extraordinary items. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption permitted. The adoption of SFAS 145 did not have a material effect on the Companies consolidated financial statements.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS 146 did not have a material effect on the Companies consolidated financial statements.

In October 2002, the Financial Accounting Standards Board issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB interpretation No. 9". SFAS 147 removes acquisitions of financial institutions from the scope of both Statement 72 and interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of this Statement.

NEW ACCOUNTING PRONOUNCEMENTS:

In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. SFAS 147 is effective October 1, 2002. The adoption of SFAS 147 did not have a material effect on the Companies consolidated financial statements.

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS
148). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based compensation" (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company is currently evaluating the effect that the adoption of SFAS 148 will have on its results of operations and financial condition.


NOTE 3.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 4.   GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company's present state of development provides no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through sale of its securities through private placements.

NOTE 5.  INCOME TAXES

                                       As of June 30, 2003
                                       -------------------
                                       -------------------

      Deferred tax assets:
      Net operating tax carryforwards        $     631
      Other                                         -0-
                                       -------------------
      Gross deferred tax assets                    631
      Valuation allowance                         (631)
                                       -------------------

      Net deferred tax assets                $      -0-
                                       ===================

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.


NOTE 6.  SCHEDULE OF NET OPERATING LOSSES

          2001  Net Operating Income               $   0

          2002  Net Operating Loss                  (1,797)

          2003  Net Operating Loss (six months)     (2,410)

                                                   -----------
          Net Operating Loss                        $(4,207)
                                                   ===========

As of June 30, 2003, the Company has a net operating loss carryforward of approximately $4,207, which will expire 20 years from the date the loss was incurred.


NOTE 7.   RELATED PARTY TRANSACTION

The Company's neither owns nor leases any real or personal property. A director without charge provides office services. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 8.  STOCK

Issuance of Stock:

On December 7, 2001, the Company issued 8,500,000 shares of common stock for cash valued at $ 0.0001 per share.

As of June 30, 2003 the Company had 8,500,000 shares of common stock issued and outstanding.

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                                  Balance Sheet
   -------------------------------------------------------------------------

                                     ASSETS

                                                           As of         Year Ended
                                                       September 30,    December 31,
                                                            2003            2002
                                                       --------------   --------------
 Current Assets
       Cash                                            $   2,852           553
                                                       --------------   --------------
 Total Current Assets                                      2,852           553
                                                       --------------   --------------
       TOTAL ASSETS                                    $   2,852            553
                                                       ==============   ==============


                  LIABILITIES & STOCKHOLDERS' EQUITY (D

 Current Liabilities
       Accounts payable                                 $   800         $   -
                                                       --------------   --------------

 Total Current Liabilities                                  800             -
                                                       --------------   --------------

 TOTAL LIABILITIES                                          800             -

 STOCKHOLDERS' EQUITY (DEFICIT)
      Preferred stock ($.00001 par value,
       20,000,000 shares authorized;
       none issued and outstanding.)                         -              -

      Common stock ($.00001 par value,
       50,000,000 shares authorized;
       8,520,000 shares issued and outstanding as
       of September 30, 2003 and
       December 31, 2002, respectively.)                     87              85

      Additional paid-in capital                          7,463           2,265

      Stock subscription receivable                        (200)           -

      Deficit accumulated during development stage       (5,298)          (1,797)
                                                       --------------   --------------
 Total Stockholders' Equity (Deficit)                     2,052              553
                                                       --------------   --------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)     $  2,852         $    553
                                                       ==============   ==============

                                                                  -51-

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                            Statements of Operations
------------------------------------------------------------------------------

                                                                                               December 6, 2001
                                Nine Months     Nine Months    Three Months     Three Months      (inception)
                                   Ended           Ended           Ended           Ended            through
                               September 30,   September 30,   September 30,   September 30,     September 30,
                                    2003           2002            2003             2002             2003
                               -------------   -------------   -------------   -------------   ----------------
Revenues

    Revenues                    $   -           $    -          $   -            $    -           $   -
                               -------------   -------------   -------------   -------------   ----------------

Total Revenues                      -                -               -                -               -

General & Administrative
 Expenses                            3,501            70             1,091             30              5,298
                               -------------   -------------   -------------   -------------   ----------------

Net Income (Loss)               $   (3,501)     $    (70)       $   (1,091)      $    (30)        $   (5,298)
                               =============   =============   =============   =============   ================

Basic earnings (loss)
 per share                      $    (0.00)     $  (0.00)       $   (0.00)       $  (0.00)
                               =============   =============   =============   =============

Weighted average number of

  common shares outstanding    8,500,000         8,500,000       8,500,000        8,500,000

                               =============   =============   =============   =============

                                                                  -52-

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
             Statement of Changes in Stockholders' Equity (Deficit)
          From December 6, 2001 (inception) through September 30, 2003

---------------------------------------------------------------------------

                                                                                         Deficit
                                                             Common     Additional     Accumulated       Stock
                                              Common         Stock      Paid - in        During       Subscription    Total
                                              Stock          Amount      Capital       Development     Receivable
                                                                                          Stage
-----------------------------------------------------------------------------------------------------------------------------

Beginning balance, December 6, 2001             -            $  -       $    -        $      -        $        -      S  -

Stock issued for cash on December 7,

2001 @ $0.0001 per share                      8,500,000         85            765                                      850

Net income,  December 31, 2001                                                               -                           -

-----------------------------------------------------------------------------------------------------------------------------
Balance,  December 31, 2001                   8,500,000         85            765            -                  -      850
=============================================================================================================================

Contributed capital                                                         1,500                                    1,500

Net loss,  December 31, 2002                                                              (1,797)                    (1,797)
-----------------------------------------------------------------------------------------------------------------------------
Balance,  December 31, 2002                   8,500,000         85          2,265         (1,797)                       553
=============================================================================================================================

Contributed capital                                                       5,000                                       5,000

Stock issued for cash on August 15,
2003 @ $0.01 per share                          20,000           2          198                             (200)        -

Net loss,  September 30, 2003                                                             (3,501)                    (3,501
-----------------------------------------------------------------------------------------------------------------------------
Balance,  September 30, 2003                   8,520,000     $  87      $ 7,463      $    (5,298)     $     (200)$    2,052
============================================================================================================================

                                                                  -53-

                             UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
------------------ --- ------------------ --- ---------------------- --

                                                                                                                December 6, 2001
                                               Nine Months      Nine Months      Three Months    Three Months      (inception)
                                                  Ended            Ended            Ended            Ended           through
                                              September 30,    September 30,    September 30,    September 30,    September 30,
                                                   2003            2002              2003            2002             2003
                                             --------------   --------------   --------------   --------------  ----------------

CASH FLOWS FROM OPERATING ACTIVITIES

      Net income (loss)                       $   (3,501)      $      (70)         (1,091)       $   (30)        $   (5,298)
      Adjustments to reconcile net loss
      to net cash used in operating
      activities:

      Increase (decrease) in
      accounts payable                               800             -                -                -                800
                                             --------------   --------------   --------------   --------------  ----------------


     Net cash provided by (used in)
     operating activities                         (2,701)              (70)         (1,091)          (30)             (4,498)

CASH FLOWS FROM INVESTING ACTIVITIES


     Net cash provided by (used in)
     investing activities                              -               -                -                -               -

CASH FLOWS FROM FINANCING ACTIVITIES


     Common stock                                                                       -                -                85

     Additional paid-in capital                    5,000               -                -                -             7,265

                                             --------------   --------------   --------------   --------------  ----------------

     Net cash provided by (used in)
     financing activities                          5,000               -                -                -              7,350
                                             --------------   --------------   --------------   --------------  ----------------


    Net increase (decrease) in cash                 2,299             (70)          (1,091)           (30)               2,852

    Cash at beginning of period                       553              850           3,943            810                  -
                                             --------------   --------------   --------------   --------------  ----------------

    Cash at end of period                     $   2,852        $       780           2,852       $    780         $      2,852
                                             ==============   ==============   ==============   ==============  ================

    Supplemental  cash flows disclosures:

      Cash paid during period for interest    $   -            $   -               -             $   -            $   -
                                             ==============   ==============   ==============   ==============  ================

      Cash paid during period for
      income taxes                            $   -            $   -               -             $   -            $   -
                                             ==============   ==============   ==============   ==============  ================

                                                                  -54-

                              UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                            As of September 30, 2003

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated on December 6, 2001, under the laws of the State of Delaware, as Up & Down Video, Inc. The Company has no significant revenues and no material operations and in accordance with SFAS # 7, the Company is considered a development stage company.

The Company purpose is to engage in the business of elevator advertising. The Company would install TV monitor and secure and maintain the monitors in designated elevators. The Company would then design and produce short ads for viewing on the monitors. The Company would monitor all ads via the internet.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

The financial statements have been prepared using the accrual basis of accounting. Under the accrual basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a December 31, year-end.

b.   Use of Estimates


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.   Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.   Income Taxes

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

e.   Estimates and Adjustments

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring. See note 2j regarding the Companies revenue recognition policy.

f.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 6, 2001 (inception).

Basic earnings (loss) per share amount is computed by dividing the net income
(loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.


NEW ACCOUNTING PRONOUNCEMENTS:

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other things, SFAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be classified as extraordinary items. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption permitted. The adoption of SFAS 145 did not have a material effect on the Companies consolidated financial statements.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS 146 did not have a material effect on the Companies consolidated financial statements.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

NEW ACCOUNTING PRONOUNCEMENTS:

In October 2002, the Financial Accounting Standards Board issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB interpretation No. 9". SFAS 147 removes acquisitions of financial institutions from the scope of both Statement 72 and interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of this Statement.

In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. SFAS 147 is effective October 1, 2002. The adoption of SFAS 147 did not have a material effect on the Companies consolidated financial statements.

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS
148). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based compensation" (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company is currently evaluating the effect that the adoption of SFAS 148 will have on its results of operations and financial condition.


NOTE 3.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.


NOTE 4.   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $3,501 for the period ended September 30, 2003, and net losses during the period from inception (December 6, 2001) to September 30, 2003 of $5,298. The Company's has no current source of revenue. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5.  INCOME TAXES

                                         As of September 30, 2003
                                         --------------------------
                                         --------------------------

      Deferred tax assets:
      Net operating tax carryforwards             $     795
      Other                                              -0-
                                         --------------------------
      Gross deferred tax assets                         795
      Valuation allowance                              (795)
                                         --------------------------

      Net deferred tax assets                     $     -0-
                                         ==========================

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.


NOTE 6.  SCHEDULE OF NET OPERATING LOSSES

          2001  Net Operating Income                    $     0
          2002  Net Operating Loss                        (1,797)
          2003  Net Operating Loss (nine months)          (3,501)
                                                     -----------------
          Net Operating Loss                            $ (5,298)
                                                     =================

As of September 30, 2003, the Company has a net operating loss carryforward of approximately $5,298, which will expire 20 years from the date the loss was incurred.


NOTE 7.   RELATED PARTY TRANSACTION

The Company's neither owns nor leases any real or personal property. A director without charge provides office services. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 8.  STOCK

Issuance of Stock:

On December 7, 2001, the Company issued 8,500,000 shares of common stock for cash valued at $ 0.0001 per share.

On August 15, 2003 the Company issued 20,000 shares of common stock for cash valued at $0.01 per share.

As of September 30, 2003 the Company had 8,520,000 shares of common stock issued and outstanding.

                                     PART II


         INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Director and Officers.

Delaware General Corporation Law Section 145 provides that the Company may indemnify any officer or director who was made a party to a suit because of his position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of the Company, except, in certain circumstances, for negligence or misconduct in the performance of his duty to the Company. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees. Article Seventh of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted by law. Indemnification agreements have been entered into with all officers and directors of the Company.

Item 25.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses in connection with the Distribution of the securities which are the subject of this Registration Statement.

Securities and Exchange Commission

Registration Fee                   $   10
Printing                            2,000
Legal Fees and Expenses             1,500
Accounting and Audit Fees          10,000

TOTAL                             $13,510


Travers International, Inc. has agreed to pay all costs incurred in connections with the Distribution of the Shares which are the subject of this Registration Statement.

Item 26.  Recent Sales of Unregistered Securities.

On December 7, 2001 Up & Down Video sold 4,000,000 shares of common stock to Edward F. Myers for a total of $400; 4,000,000 shares of common stock to EFM Venture Group, Inc.$400, and 500,000 common shares to Travers, Inc. for $50.00. On July 1, 2003 the Company sold 20,000 shares of its common stock to Eugene and Anita Hill for $20. All securities described in the foregoing were sold without registration in reliance upon the exemptions provided under the provisions of
Section 4(2) of the Securities Act of 1933, as amended for sales not involving a public offering. In each case, the investor was sophisticated and had a previous business or personal relationship with one or more of the directors of the Company.

Item 27.  Exhibits.

The following is a list of exhibits filed as part of the Registration Statement:



3.(i) Certificate of Incorporation,*
3.(ii) by-laws*
5.1 Opinion of Karen Batcher, Esq.
11.1 Computation of per share earnings 2001*
11.2 Computation of per share earnings 2002*
23.1 Consent of Karen Batcher, Esq.
23.2 Consent of Armando C Ibarra C.P.A.,
23.3 consent of Karen Batcher, Esq.
99.1 Agreement to install video in elevator
99.2 Contract for Up & Down services

* Filed by reference to SB-2 filed September 8, 2003.


Item 28.  Undertakings.


Up & Down Video, Inc. will:

(1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to Directors, Officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration

Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Diego, State of California, on the Fifteenth day of January 2004.






UP & DOWN VIDEO, INC.

   1/15/2004
By:
  /EUGENE A. HILL/
  --------------------
  EUGENE A. HILL
  President and Director

  /EUGENE A. HILL/
  --------------
   EUGENE A. HILL
  Principal financial officer
  Principal Accounting officer

  /ANITA C. HILL/
  ---------------
   ANITA C. HILL
  Secretary and Director
                                                                  -63-